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                                                                   EXHIBIT 9(ii)

                   SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD







                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


         We consent to the reference to our firm under the heading "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 for variable options available under certain combination fixed and variable deferred annuity contracts issued through The Sage Variable Annuity Account A of Sage Life Assurance of America, Inc. (File No. 333-43329). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           SUTHERLAND ASBILL & BRENNAN LLP




                                           /s/ Stephen E. Roth
                                           -------------------------------------
                                           Stephen E. Roth, Esq.



Washington, D.C.
August 25, 2000